Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T‑1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [ ]

___________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

___________________________

KIMBERLY-CLARK CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-0394230 (I.R.S. employer identification no.)
P.O. Box 619100 Dallas, Texas (Address of principal executive offices)	75261-9100 (Zip code)

___________________________

Debt Securities
(Title of the indenture securities)
___________________________

1738140.1	1

Item 1.    General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency - United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17     C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

1738140.1	2

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the __ day of June, 2013.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

1738140.1	3

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
ASSETS	in Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$660
Interest-bearing balances	354
Securities:
Held-to-maturity securities	—
Available-for-sale securities	689,326
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,200
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, net of unearned income	—
LESS: Allowance for loan and lease losses	—
Loans and leases, net of unearned income and allowance	—
Trading assets	—
Premises and fixed assets (including capitalized leases)	5,449
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets:
Goodwill	856,313
Other Intangible Assets	152,015
Other assets	141,868
Total assets	$1,922,185

1738140.1	4

REPORT OF CONDITION (Continued)

Dollar Amounts
LIABILITIES	in Thousands
Deposits:
In domestic offices
Noninterest-bearing	$536
Interest-bearing	—
Federal funds purchased and securities sold under agreements to resell:
Federal funds purchased	—
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	—
Subordinated notes and debentures	—
Other liabilities	242,248
Total liabilities	$242,784

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,615
Retained earnings	552,729
Accumulated other comprehensive income	4,057
Other equity capital components	—
Total bank equity capital	$1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	1,679,401
Total liabilities and equity capital	$1,922,185

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura    )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy L. Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

1738140.1	5